PHYSICIAN EMPLOYMENT AGREEMENT

     AGREEMENT made this 7th day of June, 1996 between Morris Notelovitz, M.D., Ph.D., residing at 2801 N.W. 58th Blvd., Gainesville, Florida 32605 ("Physician") and INMD Acquisition Corp. ("IAC"), a Florida corporation and wholly owned subsidiary of IVF America, Inc. ("INMD"), having its principal place of business at Office Park West, 222 S.W. 36th Terrace, Gainesville, Florida 32607.

                                R E C I T A L S:


     IAC specializes in the provision of gynecological services, climacteric medicine services, clinical research, and related services, including treatment of pre- and post-menopausal women ("Medical Services").

     Physician is duly licensed to practice medicine in the State of Florida and specializes in the provision of Medical Services.

     Physician is simultaneously herewith entering into an Agreement and Plan of Merger with INMD, IAC and other parties specified therein ("Merger Agreement").

     Physician is also simultaneously herewith entering into an agreement with INMD to serve as Vice President, Medical Affairs and Medical Director of the Menopause Division of INMD ("Employment Agreement").

     In order to further facilitate the provision of Medical Services, IAC desires to employ Physician and Physician desires to accept such employment, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration set forth herein, the parties agree as follows:

          1. ENGAGEMENT. IAC hereby employs Physician and Physician hereby accepts employment to provide Medical Services under the terms and conditions contained herein and as the parties may agree from time to time.

          2. DUTIES.

               (a) Physician shall provide patient care and clinical backup as required to ensure the proper provision of services to patients of IAC at IAC's office at the address set forth in Schedule A and/or such other location(s) as shall be mutually agreed to by IAC and Physician (the "Offices"). Physician agrees to devote substantially all of his professional time, effort and ability (except such time, effort and ability devoted to his duties pursuant to the Employment Agreement and lecturing and writing in the area of climacteric medicine) to the provision of Medical Services under the terms and conditions contained herein and as the parties may agree from time to time. In connection therewith, Physician's duties shall include but not be limited to the following:

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                    (i)   Provision   of   patient    counseling   and   medical
examinations;

                    (ii) Reviewing and evaluating clinical data on a routine basis and making specific recommendations for improving treatment outcomes;

                    (iii) Maintenance of a thorough understanding of and proficiency in the application of the most current medical knowledge and technologies (including both surgical and non-surgical techniques) relevant to Medical Services; and
                    (iv) Development and implementation of educational outreach programs designed to facilitate the development of relationships with physicians in the obstetrics/gynecology community and other medical specialties and the dissemination of information pertaining to the availability of Medical Services.

               (b) Except as permitted by Section 3(b) hereof, Physician shall not, during the term of this Agreement, otherwise engage in the practice of medicine outside of IAC without the express written consent of IAC and INMD.

               (c)  Physician   acknowledges   and  agrees  that   Physician  is
responsible for all clinical care or other professional services delivered by him or pursuant to his instructions.

          3. COMPENSATION.

               (a) In consideration of the Medical Services to be provided by Physician hereunder, Physician shall be compensated as provided on Schedule B attached hereto and made a part hereof.

               (b) All  remuneration  received by  Physician  in payment for any outside professional medical activities (other than his compensation pursuant to the Medical Director Agreement) and speaking engagements, but excluding income derived from Physician's service on boards of directors, testimony for litigation-related proceedings, passive investments, fund raising or book royalties, shall be accounted to and be the sole property of IAC. Physician's engagement in outside professional medical activities shall require the prior express written consent of IAC and INMD, which shall not be unreasonably withheld, and shall not interfere in any way with the fulfillment of Physician's duties hereunder or diminish the quality of the Medical Services rendered.

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          4.  BILLING.  All fees for Medical  Services  rendered by Physician on behalf of IAC hereunder shall be billed and collected by IAC or its designee. In consideration of the payment to Physician of the compensation described herein, all receivables and collections attributable to Medical Services provided by Physician to IAC patients are and shall become the property of IAC, and Physician agrees immediately to turn over to IAC any such payments received by Physician during the term hereof. Physician hereby authorizes IAC or its designee to bill for Medical Services provided hereunder and agrees to execute any and all assignments or other documents that may be necessary or appropriate to permit IAC or its designee to carry out all billing and collection functions. Physician agrees that Physician shall not otherwise submit bills for, seek remuneration for or collect fees for Medical Services provided hereunder. Physician shall look solely to IAC for compensation for his professional medical services provided hereunder.

          5. MEDICAL STAFF PRIVILEGES. Physician hereby acknowledges that in order to provide Medical Services to IAC as herein required, Physician must at all times during the term of this Agreement be a member in good standing of at least one JCAHO-accredited hospital in the geographic area of each of the Offices (the "Hospital(s)").

          6. PROFESSIONAL LIABILITY INSURANCE. Physician shall qualify for professional liability insurance coverage throughout the term of this Agreement in amounts of not less than $1.0 million per occurrence, $3.0 million in the aggregate. IAC shall obtain and maintain on behalf of Physician professional liability insurance in amounts of not less than One Million Dollars ($1,000,000.00) per occurrence, Three Million Dollars ($3,000,000.00) in the aggregate.

          7. COMPLIANCE WITH IAC POLICIES. Physician agrees at all times to comply with all reasonable policies, directives, bylaws, rules and regulations of IAC. Physician acknowledges that IAC shall have final authority over: (a) the acceptance or refusal to treat any patient; and (b) the amount of the fee to be charged for all Medical Services rendered by Physician to patients of IAC, so long as such fees are lawful and reasonable. Notwithstanding the foregoing, Physician may refuse to treat any patient whom he reasonably believes should not be treated based upon reasonable legal or medical concerns.

          8. MEDICAL RECORDS. All medical records of patients to whom Physician provides Medical Services or other medical services on behalf of IAC during the term hereof shall be the property of IAC. A copy of the medical records of such patients will be made available to Physician upon request consistent with patient confidentiality laws.

          9. TERM. The term of this Agreement shall begin on the date hereof and shall terminate four (4) years thereafter unless sooner terminated pursuant to the provisions of Section 10. Provided IAC has not exercised its right hereunder to terminate this Agreement, this Agreement may be extended upon the mutual written consent of IAC and Physician on the same terms and conditions as herein specified, for an additional three (3) year period.

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          10. TERMINATION.

               (a) This Agreement shall terminate upon the occurrence of any of the following:

                    (i) Termination of the Medical Director Agreement for any reason if such agreement terminates without a successor agreement, or upon the termination of any successor agreement thereto which terminates without a successor agreement;

                    (ii) Conviction of Physician of a felony or suspension, revocation or non-renewal of Physician's license to practice medicine; or limitation of Physician's license to practice medicine in any manner that materially affects his ability to provide Medical Services hereunder;

                    (iii) Upon the mutual agreement of the parties at any time;

                    (iv) Upon the loss by Physician of Hospital medical staff privileges as described in Section 5;

                    (v) By either party upon a material breach by the other party; provided that the non-breaching party first gives the breaching party written notice of the breach, and the breaching party fails to cure the breach within thirty (30) days after such notice;

                    (vi) By either party without cause upon giving the other not less than six (6) months' prior written notice; or

                    (vii) Upon death or disability of Physician.

               (b) Upon termination of this Agreement, as hereinabove provided, neither party shall have any further obligation hereunder except for: (i) obligations accruing prior to the date of termination; and (ii) obligations, promises or covenants which are expressly made to extend beyond the term or termination of this Agreement.

          11. REPRESENTATIONS AND COVENANTS.

               Physician makes the following representations and covenants, the continuing validity and performance of which throughout the term of this Agreement shall be a material term of this Agreement:



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               (a)  Physician  is licensed to practice  medicine in the State of
Florida without limitation and is board certified in obstetrics and gynecology, and shall take all actions necessary to retain such credentials;

               (b) Physician is authorized by the U.S. Drug Enforcement Agency to prescribe all pharmaceuticals required in connection with the provision of Medical Services; in addition, Physician maintains any and all authorizations from the State of Florida and other governmental agencies that are required in connection with the prescribing of pharmaceuticals or Physician's provision of Medical Services;

               (c)  There  are  no  professional   disciplinary  proceedings  or
malpractice actions threatened or pending against Physician;

               (d) Physician has notified and will promptly notify IAC of all malpractice actions and professional disciplinary proceedings brought or threatened to be brought against him and the progress and disposition of any such action or proceeding; and

               (e) Physician shall at all times conduct himself in compliance with all applicable policies and procedures of IAC as reasonably communicated to him, as well as all applicable federal, state, and local laws, rules and regulations and ethical principles of the practice of medicine.

         12.      RESTRICTIVE COVENANTS.

               (a) For one (1) year after the termination of this Agreement, Physician shall not:
                    (i) directly or indirectly engage or be interested (whether as owner, partner, lender, consultant, employee, agent or otherwise) in any business, activity or enterprise which competes with any aspect of the business being conducted by IAC, INMD, their affiliates or successor(s);

                    (ii) directly or indirectly employ or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within two (2) years prior to the time of such employment, engagement or offer thereof) an employee, representative or agent of IAC, INMD, their affiliates or successor(s); or

                    (iii) solicit any business from any person or entity that has been a patient or customer of IAC, INMD, their affiliates or successor(s) or directly or indirectly induce or influence any customer, patient, supplier or other person that has a business relationship with IAC, INMD, their affiliates or successor(s) to discontinue or reduce the extent of such relationship.

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               (b) In addition,  Physician  shall never use or divulge any trade secrets, patient, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals or other information concerning IAC, INMD, their affiliates or successor(s) that is competitively sensitive or confidential.

               (c) Physician acknowledges and agrees that the covenants contained in this Section 12 are fair, reasonable and necessary in order to protect IAC's and INMD's goodwill and business interests and therefore it is the desire and intent of the parties that the provisions of this Section 12 shall be enforced to the fullest extent permissible under the laws and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section shall be adjudicated to be invalid or unenforceable, such deletion shall apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, should any court determine that the provisions of this
Section 12 shall be unenforceable with respect to scope, duration or geographic area, such court shall be empowered to substitute, to the extent enforceable, provisions similar to those contained in this Section 12, or other provisions so as to provide to IAC and INMD, to the fullest extent permitted by applicable law, the benefits intended by this Section 12.

               (d) Because the breach or attempted or threatened breach of this restrictive covenant will result in immediate and irreparable injury to IAC and INMD for which IAC and INMD will not have an adequate remedy at law, IAC and INMD shall be entitled, in addition to all other available remedies, to a decree of specific performance of this covenant and to a temporary and permanent injunction enjoining such breach, without posting bond or furnishing similar security. The provisions of this Section 12 are in addition to and independent of any agreements or covenants contained in any employment, consulting or other agreement between IAC, INMD, their affiliates or successor(s) and Physician.

               (e) Notwithstanding anything herein to the contrary, this Section 12 shall terminate and be of no further force and effect after four (4) years from the date of this Agreement.

          13. PUBLICATIONS. Physician agrees that any and all abstracts, articles, reviews, or other publications that Physician proposes to submit for publication within the scientific or medical community, or otherwise, which publication is the result of direct or indirect support from INMD, in the form of, including, but not limited to, materials, patients, personnel, data or Office or IAC resources, Physician will submit to INMD's Vice President, Science and Technology and its [Vice President, Medical Affairs], not less than 30 days prior to the proposed submission date, a copy of the proposed article or publication, for INMD's proprietary review. Physician further agrees that the appropriate statement, "Support provided by IntegraMed America, Inc." or "Supported in part by IntegraMed America, Inc." will be set forth as a disclosure with respect to the publication.

          14. NOTICES. All notices, requests, demands, and other communications provided for in this Agreement or required among the parties in connection with the Agreement shall be in writing and shall be deemed to have been given at the time when personally delivered, mailed at any United States Post Office via registered or certified mail, prepaid, return receipt requested, or sent by overnight delivery service against receipt, addressed to the party at the address set forth below or such other address as said party may designate by notice:

         If to Physician:

                  Morris Notelovitz, M.D., Ph.D.
                  2801 N.W. 58th Blvd.
                  Gainesville, Florida 32605

         With a copy to:

                  Richard M. Knellinger, P.A.
                  Barnett Bank Building
                  Suite 305
                  2815 Northwest 13th Street
                  Gainesville, FL 32609-2889

         If to IAC, at:

                  INMD Acquisition Corp.
                  Office Park West
                  222 S.W. 36th Terrace
                  Gainesville, Florida 32607
                  Attention: Executive Director

         With a copy to:

                  IntegraMed America, Inc.
                  One Manhattanville Road
                  Purchase, New York 10577-2100
                  Attention: Stephen Comess, Vice President

          15. AMENDMENT. No modification, amendment, or addition to this Agreement, nor waiver of any of its provisions, shall be valid or enforceable unless in writing and signed by all parties.

          16. ASSIGNMENT. No assignment or delegation of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both parties.

          17. ENTIRE AGREEMENT. This Agreement contains the entire understanding between the parties and supersedes any prior oral or written understanding between the parties with respect to the subject matter hereof.

          18. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Florida without regard to conflicts of law.

          19. SEVERABILITY. Each provision in this Agreement is intended to be severable, and may be modified by any court of competent jurisdiction to the extent necessary to make such provision valid and enforceable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever in whole or in part, such provision or portion thereof shall be reduced as provided in Section 15 or be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

          20. WAIVER; CONSENT. No consent or waiver, express or implied, by either party hereto, or of any breach or default by the other party in the performance by the other of its obligations hereunder, shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default on the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any other instance by or on behalf of Physician and/or IAC shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

          21. FURTHER ACTION. Each party hereto agrees that it will execute and deliver such further instruments and will take such further action as may be necessary to discharge, perform or carry out any of its respective obligations and agreements hereunder.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the date first above written.

INMD ACQUISITION CORP.                        Physician:


By:    /s/Dwight P. Ryan                      /s/Morris Notelovitz
       ------------------------------         -----------------------------
       Dwight P. Ryan, Vice President         Morris Notelovitz, M.D., Ph.D.

                                   SCHEDULE A

                               OFFICE LOCATION(S)



                              222 S.W. 36th Terrace
                           Gainesville, Florida 32607

                                   SCHEDULE B

                                  COMPENSATION


     Physician's compensation shall be a function of Predistribution Earnings ("PDE") of IAC. 75% of IAC's PDE shall be distributed annually to Physician and any other physician (the "Physician Group") employed by IAC; however, IAC shall make monthly estimated payments to the Physician Group with quarterly adjustments for actual PDE. Physician shall receive a draw towards PDE, payable twice a month. For the initial period which Physician is the sole physician employee, his draw shall be based on an annual draw of $150,000.

     PDE of IAC shall mean Physician and Other Professional Revenues, net of adjustments for uncollectible accounts, refunds, discounts, contractual allowances, professional courtesies and other activities that do not generate a collectible fee as reasonably determined by IAC ("Net Revenues"), less all costs and expenses related to the operation of IAC and a monthly management fee paid to INMD equal to 6% of Net Revenues.